                                FIRST SUPPLEMENT

               TO INDENTURE OF TRUST, DATED AS OF OCTOBER 1, 1998

     THIS FIRST SUPPLEMENT TO INDENTURE OF TRUST, dated as of June 29, 2000, (this "First Supplement") between SOUTH JERSEY GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee") under the Indenture of Trust hereinafter mentioned.

                                   WITNESSETH

     WHEREAS, the Company has heretofore duly executed, acknowledged and delivered to the Trustee, a certain Indenture of Trust, dated as of October 1, 1998 (the "Original Indenture" and as supplemented by this First Supplement, the "Indenture") to provide for the issuance of its Secured Medium Term Notes; and

     WHEREAS, the Company is making provisions for the issuance and sale of its Secured Medium Term Notes, Series A, 2000-1, Series A, 2000-2 and Series A, 2000-3 to be issued under the Indenture, which notes (the "Insured Notes") shall be insured by Ambac Assurance Corporation; and

     WHEREAS, Ambac Assurance Corporation requires the addition of certain provisions to the Indenture set forth in this First Supplement in connection with its issuance of a financial guaranty insurance policy with respect to such insurance; and

     WHEREAS, the execution and delivery of this First Supplement have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law; and

     WHEREAS, all acts and things prescribed by law, by the charter and bylaws of the Company and by the Indenture necessary to make the Insured Notes, when executed by the Company and authenticated by the Trustee as provided in the Indenture, valid, binding and legal obligations of the Company, and to make this First Supplement a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

     NOW THEREFORE, THIS FIRST SUPPLEMENT TO INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Insured Notes are to be authenticated, issued and delivered and in consideration of the premises and of the purchase and acceptance of the Insured Notes by the Noteholders thereof and the sum of One Dollar duly paid to it by the Trustee at the execution of this First Supplement, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Noteholders from time to time of Insured Notes, as follows (Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture):


                                  ARTICLE ONE

                             ADDITIONAL DEFINITIONS

SECTION 1.1 DEFINITIONS

     AMBAC ASSURANCE

     The term "Ambac Assurance" shall mean Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company, and its successors and assigns.

     FINANCIAL GUARANTY INSURANCE POLICY

     The term "Financial Guaranty Insurance Policy" shall mean the financial guaranty insurance policy issued by Ambac Assurance insuring the payment when due of the principal of and interest on the Insured Notes as provided therein.

     INSURED NOTEHOLDER

     The term "Insured Noteholder" shall mean a Noteholder of the Insured Notes.

                                   ARTICLE TWO

                                  AMBAC CONSENT

SECTION 2.1 CONSENT OF AMBAC ASSURANCE

     Any provision of the Indenture expressly recognizing or granting rights in or to Ambac Assurance may not be amended in any manner which affects the rights of Ambac Assurance hereunder without the prior written consent of Ambac Assurance.

SECTION 2.2 CONSENT OF AMBAC ASSURANCE IN ADDITION TO
            INSURED NOTEHOLDER CONSENT

     Unless otherwise provided in this Section, Ambac Assurance's consent shall be required in addition to any requisite Insured Noteholder consent for the following purposes: (i) the execution and delivery of any supplemental Indenture or any amendment, supplement or change to or modification of the Indenture that affects Ambac Assurance or the Insured Noteholders; (ii) the removal of the Trustee and selection and appointment of any successor trustee; and (iii) the initiation or approval of any action not described in (i) or (ii) above which requires consent of the Insured Noteholders.



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

SECTION 2.3 CONSENT OF AMBAC ASSURANCE UPON DEFAULT;
            ACCELERATION RIGHTS

     (a) Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, Ambac Assurance shall be entitled to control and direct the enforcement of all rights and remedies granted to the Insured Noteholders or the Trustee for the benefit of the Insured Noteholders under the Indenture, only to the extent the Insured Noteholders had such rights and remedies under the Indenture, including, without limitation: (i) the right to accelerate the principal of the Insured Notes as described in the Indenture; and (ii) the right to annul any declaration of acceleration, and Ambac Assurance shall also be entitled to approve all waivers of Events of Default by or on behalf of the Insured Noteholders.

     (b) Upon the occurrence of an Event of Default which is continuing, the Trustee may, with the consent of Ambac Assurance, and shall, at the direction of Ambac Assurance or a majority of the Insured Noteholders with the consent of Ambac Assurance, by written notice to the Company and Ambac Assurance, declare the principal of the Insured Notes to be immediately due and payable, whereupon that portion of the principal of the Insured Notes thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in the Indenture or in the Insured Notes to the contrary notwithstanding.

                                  ARTICLE THREE

                    NOTICES/INFORMATION TO BE GIVEN TO AMBAC

SECTION 3.1 INFORMATION FOR SURVEILLANCE DEPARTMENT

     As long as the Financial Guaranty Insurance Policy is in effect, the Company or the Trustee, as appropriate, shall furnish to the Surveillance Department of Ambac Assurance:

          (a) as soon as practicable after the filing thereof with the Securities and Exchange Commission, a copy of any financial statements of the Company and a copy of any audit and annual report of the Company filed therewith;

          (b) such additional information Ambac Assurance may reasonably request; and

          (c) a copy of any notice to be given to the registered owners of the Insured Notes, including without limitation, notice of any redemption of or defeasance of any Insured Notes, and any certificate rendered pursuant to the Indenture relating to the security for the Insured Notes.

SECTION 3.2 INFORMATION FOR GENERAL COUNSEL'S OFFICE

     (a) The Trustee or the Company, as appropriate, shall notify the General Counsel's Office of Ambac Assurance of any failure of the Company to provide relevant notices, certificates, or other documents required to be provided under the Indenture with respect to the Notes.

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     (b) Notwithstanding any other provision of the Indenture, the Trustee or the Company, as appropriate, shall promptly notify the General Counsel's Office of Ambac Assurance if at any time there are insufficient moneys to make any payments of principal and/or interest as required with respect to the Insured Notes and promptly upon the occurrence of any Event of Default under the Indenture.

SECTION 3.3 OTHER INFORMATION RIGHTS

     The Company will permit Ambac Assurance to discuss the affairs, finances and accounts of the Company or any information Ambac Assurance may reasonably request regarding the security for the Insured Notes with appropriate officers of the Company. The Trustee or the Company, as appropriate, will permit Ambac Assurance to have access to and to make copies of all books and records relating to the Insured Notes at any reasonable time. Ambac Assurance will keep all such information confidential and will use such information solely for purposes of monitoring its responsibilities with respect to the Insured Notes.

                                  ARTICLE FOUR

                                   DEFEASANCE

SECTION 4.1 DEFEASANCE

     (a) The definition of "Outstanding" in the Indenture with respect to the Insured Notes shall include Insured Notes as described in Section 4.1 (b) below.

     (b) Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Insured Notes shall be paid by Ambac Assurance pursuant to the Financial Guaranty Insurance Policy, the Insured Notes shall (i) remain Outstanding for all purposes; (ii) not be defeased or otherwise satisfied; and (iii) not be considered paid by the Company, and the assignment and pledge of the Pledged First Mortgage Bond and all covenants, agreements and other obligations of the Company to the registered owners of the Insured Notes shall continue to exist and shall run to the benefit of Ambac Assurance, and Ambac Assurance shall be subrogated to the rights of such registered owners.

                                  ARTICLE FIVE

      PAYMENT PROCEDURE PURSUANT TO THE FINANCIAL GUARANTY INSURANCE POLICY

SECTION 5.1 PROCEDURES

     As long as the insurance on the Insured Notes shall be in full force and effect, the Company and the Trustee agree to comply with the following provisions:

     (a) At least one (1) day prior to all Interest Payment Dates with respect to any Insured Notes, the Trustee or paying agent, if any, will determine whether there will be sufficient funds

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

available to pay the principal of or interest on the Insured Notes on such Interest Payment Date. If the Trustee or paying agent, if any, determines that there will be insufficient funds available, the Trustee or paying agent, if any, shall so notify Ambac Assurance. Such notice shall specify the amount of the anticipated deficiency, the Insured Notes to which such deficiency is applicable and whether such Insured Notes will be deficient as to principal or interest, or both. If the Trustee or paying agent, if any, has not so notified Ambac Assurance at least one (1) day prior to an Interest Payment Date, Ambac Assurance will make payments of principal or interest due on the Insured Notes on or before the first (1st) day next following the date on which Ambac Assurance shall have received notice of nonpayment from the Trustee or paying agent, if any.

     (b) The Trustee or paying agent, if any, shall, after giving notice to Ambac Assurance as provided in Section 5.1(a) above, make available to Ambac Assurance and, at Ambac Assurance's direction, to the United States Trust Company of New York, as insurance trustee for Ambac Assurance or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Company maintained by the Trustee or paying agent, if any, and all records relating to the Insured Notes maintained under the Indenture.

     (c) The Trustee or paying agent, if any, shall provide Ambac Assurance and the Insurance Trustee with a list of registered owners of Insured Notes entitled to receive principal or interest payments from Ambac Assurance under the terms of the Financial Guaranty Insurance Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks to the registered owners of Insured Notes entitled to receive full or partial interest payments from Ambac Assurance and
(ii) to pay principal upon Insured Notes surrendered to the Insurance Trustee by the registered owners of Insured Notes entitled to receive full or partial principal payments from Ambac Assurance.

     (d) The Trustee or paying agent, if any, shall, at the time it provides notice to Ambac Assurance pursuant to Section 5.1(a) above, notify registered owners of Insured Notes entitled to receive the payment of principal or interest thereon from Ambac Assurance (i) as to the fact of such entitlement; (ii) that Ambac Assurance will remit to them all or a part of the interest payments next coming due upon proof of Insured Noteholder entitlement to interest payments and delivery to the Insurance Trustee, in form reasonably satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment; (iii) that should they be entitled to receive full payment of principal from Ambac Assurance, they must surrender their Insured Notes (along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee to permit ownership of such Insured Notes to be registered in the name of Ambac Assurance) for payment to the Insurance Trustee, and not the Trustee or paying agent, if any, and (iv) that should they be entitled to receive partial payment of principal from Ambac Assurance, they must surrender their Insured Notes for payment thereon first to the Trustee or paying agent, if any, who shall note on such Insured Notes the portion of the principal paid by the Trustee or paying agent, if any, and then, along with an appropriate instrument of assignment in form reasonably satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

     (e) In the event that the Trustee or paying agent, if any, has notice that any payment of principal of or interest on an Insured Note which has become due for payment and which is made to an Insured Noteholder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency or preferential payment statute by a trustee in bankruptcy or other appropriate person in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or paying agent, if any, shall, at the time Ambac Assurance is notified pursuant to
(a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac Assurance to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or paying agent, if any, shall furnish to Ambac Assurance its records evidencing the payments of principal of and interest on the Insured Notes which have been made by the Trustee or paying agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

     (f) In addition to those rights granted Ambac Assurance under the Indenture, Ambac Assurance shall, to the extent it makes payment of principal of or interest on Insured Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Financial Guaranty Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or paying agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Trustee or paying agent, if any, upon receipt from Ambac Assurance of proof of the payment of interest thereon to the registered owners of the Insured Notes; and (ii) in the case of subrogation as to claims for past due principal, the Trustee or paying agent, if any, shall note Ambac Assurance's rights as subrogee on the registration books of the Company maintained by the Trustee or paying agent, if any, upon surrender of the Insured Notes by the registered owners thereof together with proof of the payment of principal thereof.

                                   ARTICLE SIX

                           TRUSTEE-RELATED PROVISIONS

SECTION 6.1 SPECIAL RULES REGARDING TRUSTEE

     (a) The Trustee or paying agent, if any, may be removed only with the consent of Ambac Assurance, for any breach of the obligations set forth in the Indenture.

     (b) Ambac Assurance shall receive prior written notice from the Company of the resignation of any Trustee or paying agent, if any.

     (c) Every successor Trustee appointed pursuant to Section 9.11 of the Indenture shall be a trust company or bank in good standing located in or incorporated under the laws of the state of its organization, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $50,000,000 and reasonably acceptable to Ambac Assurance. Any successor paying agent, if applicable, shall not be appointed unless Ambac Assurance approves such successor in writing, such approval not to be unreasonably withheld.

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

     (d) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Insured Noteholders will be adversely affected by any action taken pursuant to the terms and provisions of the Indenture, the Trustee (or paying agent) shall consider the effect on the Insured Noteholders as if there were no Financial Guaranty Insurance Policy.

     (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or paying agent, if any, with respect to any Insured Notes shall take effect until a successor, reasonably acceptable to Ambac, shall be appointed. If a successor Trustee has not been accepted by Ambac Assurance within 60 days after a notice of removal or resignation has been delivered, the Trustee may petition a court of competent jurisdiction at the expense of the Company to appoint a successor trustee.

                                  ARTICLE SEVEN

                               INTERESTED PARTIES

SECTION 7.1 AMBAC ASSURANCE AS THIRD PARTY BENEFICIARY

     To the extent that the Indenture confers upon or gives or grants to Ambac Assurance any right, remedy or claim under or by reason of the Indenture, Ambac Assurance is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

SECTION 7.2 PARTIES INTERESTED IN THE INDENTURE

     Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, Ambac Assurance, the paying agent, if any, and the registered owners of all Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation of the Indenture, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, Ambac Assurance, the paying agent, if any, and the registered owners of the Notes.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

SECTION 8.1 EFFECT ON INDENTURE

     As supplemented by the First Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture, including the First Supplement, shall be read as one instrument. All terms used in the First Supplement shall have the same meaning as used elsewhere in the Indenture except where the context clearly indicates otherwise.

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

SECTION 8.2 COUNTERPARTS

     The First Supplement may be executed in several counterparts, each of which shall be considered an original and all collectively as one and the same instrument.

SECTION 8.3 TERMINATION

     All rights granted to Ambac Assurance hereunder shall terminate and be of no further force and effect at the time that there are no Insured Notes outstanding under the Indenture.

     IN WITNESS WHEREOF, South Jersey Gas Company has caused this First Supplement to the Indenture to be signed and acknowledged by one of its Vice Presidents and attested by its Secretary, and The Bank of New York has caused this Indenture to be signed by one of its authorized signatories, as of the day and year first written above.

                                        SOUTH JERSEY GAS COMPANY


                                        By: /s/ David A. Kindlick
                                        -----------------------------
                                        David A. Kindlick
                                        Senior Vice President,
                                        Finance and Rates

                                        ATTEST: /s/ Richard H. Walker
                                               -----------------------
                                        Richard H. Walker
                                        Assistant Secretary











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

                                        THE BANK OF NEW YORK


                                        By: /s/ Marie Trimboli
                                        -----------------------------
                                        Name:  Marie Trimboli
                                        Title: Assistant Treasurer












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